Exhibit 99.1

Kellogg Company News

For release:	October 30, 2014
Analyst Contact:	Simon Burton, CFA	(269) 961-6636
Media Contact:	Kris Charles	(269) 961-3799

KELLOGG COMPANY REPORTS THIRD-QUARTER 2014 RESULTS; REITERATES

FULL-YEAR, CURRENCY-NEUTRAL GUIDANCE

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced third-quarter results for operating profit and earnings per share that were slightly greater than the company’s expectations. Third-quarter 2014 reported net sales decreased by 2.1 percent to $3.6 billion. Internal net sales,* which exclude the effects of foreign currency translation, acquisitions, dispositions, and integration costs, decreased by 1.7 percent over the same period. Third-quarter 2014 operating profit was $365 million, a reported decrease of 27.5 percent; this decrease was driven primarily by costs associated with Project K, the company’s four-year efficiency and effectiveness program, the impact of mark-to-market accounting, and lower sales. Underlying internal operating profit,* which excludes the effects of foreign currency translation, acquisitions, dispositions, mark-to-market accounting, integration costs, and costs associated with Project K, decreased by 1.8 percent. The decline in underlying internal operating profit was largely the result of lower sales.

*	Internal sales growth, underlying internal operating profit growth, comparable earnings, underlying effective tax rate and cash flow are all non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

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Reported earnings for the third quarter 2014 were $224 million, or $0.62 per diluted share, a decrease of 31 percent from the $0.90 per diluted share reported in the third quarter of last year. This quarter’s reported earnings per share included an impact from mark-to-market of $0.11 per share, $0.19 per share of costs associated with Project K, and approximately $0.02 per share of integration costs related to the acquisition of Pringles. Excluding these items, comparable third quarter 2014 earnings* were $0.94 per share, slightly greater than anticipated by the company.

“We are pleased to have announced results for quarterly operating profit and earnings per share that were ahead of our expectations. Our international business did well in the quarter, although we continued to face the challenges in developed regions and categories that we’ve seen all year,” said John Bryant, Kellogg Company’s chairman and chief executive officer. “We have been working hard on our plans for 2015 and we have both good brand-building activities and new-product introductions planned for the first quarter, and the balance of the year. We also continue to execute the largest restructuring program in our history, which will enable us to invest back in our business and drive sustainable growth.”

North America

Net sales posted by Kellogg North America were $2.3 billion in the third quarter, a reported decrease of 4.2 percent; internal net sales decreased by 3.9 percent. The U.S. Morning Foods segment posted an internal net sales decline of 4.7 percent. Internal net sales in the U.S. Snacks segment decreased by 4.2 percent. The U.S. Specialty Channels segment posted a 4.1 percent internal net sales decline in the quarter and the North America Other segment, which is comprised of the U.S. Frozen Foods and Canadian businesses, posted a 1.1 percent decrease in internal net sales. Reported operating profit in North America decreased by 19.8 percent; underlying internal operating profit declined by 9.1 percent, as the result of lower sales.

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International

Reported net sales decreased by 0.6 percent in Europe in the quarter; internal net sales also decreased by 0.6 percent. In Latin America, reported net sales increased by 6.2 percent and internal net sales increased by 7.3 percent. Reported net sales in Asia Pacific increased by 4.8 percent and internal net sales increased by 5.0 percent.

Interest and Tax

Kellogg’s interest expense was $54 million in the third quarter. The underlying tax rate* in the third quarter of 2014 was 28.5 percent.

Cash flow

Cash flow,* a non-GAAP measure defined as cash from operating activities less capital expenditures, was $822 million for the first three quarters of the year. The company continues to anticipate that cash flow for the year will be at the low end of the range between $1 billion and $1.1 billion.

Year-to-date, Kellogg has repurchased $690 million of shares, far exceeding option proceeds of $151 million. The company remains on-track with its share repurchase program for the full year.

Kellogg Retains Currency-Neutral, Full-Year 2014 Guidance

The company reiterated its currency-neutral guidance for the full year of 2014. Internal net sales are expected to decline by between one and two percent. Underlying internal operating profit growth is expected to decline by between one and three percent. Currency-neutral comparable earnings per share are expected to be in a range between a decline of one percent and an increase of

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one percent. Integration costs associated with the acquisition of the Pringles business are still expected to be in a range between $0.07 and $0.09 per share. Costs associated with Project K are still expected to be in a range between $0.60 and $0.65 per share. As a result, earnings excluding the impact of mark-to-market accounting, integration costs, Project K and other items impacting comparability are anticipated to be between $3.81 and $3.89 per share. This year’s 53rd week is still expected to add approximately $0.07 per share to earnings and currency translation is now expected to have no impact on earnings. As a result, the company expects a full-year earnings range including the impact of the 53rd week and currency translation of between $3.88 and $3.96 per share.

Conference Call / Webcast

Kellogg will host a conference call to discuss these results on Thursday, October 30, 2014 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (877) 270-2148 in the U.S., and (412) 902-6510 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://investor.kelloggs.com.

About Kellogg Company

At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2013 sales of approximately $14.8 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading

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producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

Use of Non-GAAP Financial Measures

Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures in the attachments provided with the release.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of the Pringles® business, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return,

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brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K in the amounts and times expected, the ability to realize the anticipated benefits and synergies from the Pringles acquisition in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

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Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net sales	$3,639	$3,716	$11,066	$11,291

Cost of goods sold	2,347	$2,266	6,859	$6,971
Selling, general and administrative expense	927	946	2,761	2,743

Operating profit	365	504	1,446	1,577

Interest expense	54	56	156	177
Other income (expense), net	1	4	14	(8)

Income before income taxes	312	452	1,304	1,392
Income taxes	86	124	373	398
Earnings (loss) from joint ventures	(1)	(2)	(5)	(5)

Net income	$225	$326	$926	$989

Net income (loss) attributable to noncontrolling interests	1	—	1	—

Net income attributable to Kellogg Company	$224	$326	$925	$989

Per share amounts:
Basic	$.63	$.90	$2.58	$2.72
Diluted	$.62	$.90	$2.56	$2.70

Dividends per share	$0.49	$0.46	$1.41	$1.34

Average shares outstanding:
Basic	358	362	359	363

Diluted	360	364	361	366

Actual shares outstanding at period end			355	362

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

(millions)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net sales
U.S. Morning Foods	$841	$883	$2,522	$2,657
U.S. Snacks	849	886	2,645	2,704
U.S. Specialty	270	281	918	932
North America Other	369	382	1,111	1,173
Europe	726	729	2,206	2,144
Latin America	320	302	918	914
Asia Pacific	264	253	746	767

Consolidated	$3,639	$3,716	$11,066	$11,291

Operating profit
U.S. Morning Foods	$118	$132	$389	$475
U.S. Snacks	67	105	292	341
U.S. Specialty	59	70	209	210
North America Other	58	70	192	223
Europe	61	74	181	220
Latin America	50	39	145	129
Asia Pacific	16	25	32	63

Total Reportable Segments	429	515	1,440	1,661
Corporate	(64)	(11)	6	(84)

Consolidated	$365	$504	$1,446	$1,577

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Year-to-date period ended
(unaudited)	September 27, 2014	September 28, 2013
Operating activities
Net income	$926	$989
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	375	340
Postretirement benefit plan expense (benefit)	(73)	(10)
Deferred income taxes	2	(27)
Other	0	73
Postretirement benefit plan contributions	(44)	(42)
Changes in operating assets and liabilities, net of acquisitions	(9)	66

Net cash provided by (used in) operating activities	1,177	1,389

Investing activities
Additions to properties	(355)	(363)
Other	7	(1)

Net cash provided by (used in) investing activities	(348)	(364)

Financing activities
Net issuances (reductions) of notes payable	339	(309)
Issuances of long-term debt	952	645
Reductions of long-term debt	(959)	(761)
Net issuances of common stock	164	450
Common stock repurchases	(690)	(544)
Cash dividends	(506)	(486)
Other	12	23

Net cash provided by (used in) financing activities	(688)	(982)

Effect of exchange rate changes on cash and cash equivalents	12	(24)

Increase (decrease) in cash and cash equivalents	153	19
Cash and cash equivalents at beginning of period	273	281

Cash and cash equivalents at end of period	$426	$300

Supplemental financial data:
Net cash provided by (used in) operating activities	$1,177	$1,389
Additions to properties	(355)	(363)

Cash Flow (operating cash flow less property additions) (a)	$822	$1,026

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	September 27, 2014 (unaudited)	December 28, 2013 *
Current assets
Cash and cash equivalents	$426	$273
Accounts receivable, net	1,565	1,424
Inventories:
Raw materials and supplies	348	319
Finished goods and materials in process	860	929
Deferred income taxes	207	195
Other prepaid assets	166	127

Total current assets	3,572	3,267

Property, net of accumulated depreciation of $5,717 and $5,501	3,790	3,856
Goodwill	5,021	5,051
Other intangibles, net of accumulated amortization of $40 and $34	2,327	2,367
Pension	512	419
Other assets	550	514

Total assets	$15,772	$15,474

Current liabilities
Current maturities of long-term debt	$607	$289
Notes payable	1,079	739
Accounts payable	1,466	1,432
Accrued advertising and promotion	497	476
Accrued income taxes	56	69
Accrued salaries and wages	293	327
Other current liabilities	664	503

Total current liabilities	4,662	3,835

Long-term debt	5,963	6,330
Deferred income taxes	943	928
Pension liability	267	277
Nonpension postretirement benefits	62	68
Other liabilities	430	429

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	656	626
Retained earnings	7,161	6,749
Treasury stock, at cost	(3,523)	(2,999)
Accumulated other comprehensive income (loss)	(1,016)	(936)

Total Kellogg Company equity	3,383	3,545

Noncontrolling interests	62	62

Total equity	3,445	3,607

Total liabilities and equity	$15,772	$15,474

*	Condensed from audited financial statements.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Third Quarter of 2014 versus 2013

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2014 net sales	$841	$849	$270	$369	$2,329	$726	$320	$264	$0	$3,639

2013 net sales	$883	$886	$281	$382	$2,432	$729	$302	$253	$0	$3,716

% change - 2014 vs. 2013:
As Reported	-4.7%	-4.2%	-4.1%	-3.5%	-4.2%	-0.6%	6.2%	4.8%	0.0%	-2.1%
Acquisitions/Divestitures	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Integration impact (a)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.6%	0.0%	0.0%
Foreign currency impact	0.0%	0.0%	0.0%	-2.4%	-0.3%	0.0%	-1.1%	-0.8%	0.0%	-0.4%
Subtotal - internal business (b)	-4.7%	-4.2%	-4.1%	-1.1%	-3.9%	-0.6%	7.3%	5.0%	0.0%	-1.7%
Volume (tonnage) (c)					-2.3%	-0.1%	-5.1%	1.8%	0.0%	-1.9%
Pricing/mix					-1.6%	-0.5%	12.4%	3.2%	0.0%	0.2%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2014 operating profit	$118	$67	$59	$58	$302	$61	$50	$16	($64)	$365

2013 operating profit	$132	$105	$70	$70	$377	$74	$39	$25	($11)	$504

% change - 2014 vs. 2013:
As Reported	-10.5%	-36.2%	-14.2%	-18.2%	-19.8%	-17.4%	29.5%	-32.1%	-512.6%	-27.5%
Acquisitions/Divestitures	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Integration impact (a)	0.0%	0.0%	0.0%	0.3%	0.0%	0.8%	0.9%	3.8%	-27.4%	0.5%
Foreign currency impact	-0.1%	0.0%	0.0%	-2.6%	-0.5%	0.6%	-0.8%	-1.4%	16.1%	-0.3%
Mark-to-market (d)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-611.6%	-13.1%
Restructuring and cost reduction activities (e)	-6.7%	-26.3%	0.2%	-2.7%	-10.2%	-22.6%	9.6%	-39.8%	-149.3%	-12.8%

Underlying internal (f)	-3.7%	-9.9%	-14.4%	-13.2%	-9.1%	3.8%	19.8%	5.3%	259.6%	-1.8%

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Internal net sales growth for 2014 excludes the impact of acquisitions, divestitures, integration costs and impact of foreign currency translation. Internal net sales growth is a non-GAAP financial measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within these tables.
(c)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(d)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2013 and 2012. These amounts have been recognized in the first quarter of 2014 and 2013, respectively. During the third quarter of 2014, we remeasured the benefit obligation for an impacted other nonpension postretirement plan. The remeasurement resulted in a mark-to-market loss of $7 million primarily due to a lower discount rate. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(e)	Costs incurred related primarily to the execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. The 2013 periods presented have been recast to exclude all restructuring and cost reduction activities from underlying and comparable results. Previously, only costs associated with Project K were excluded from underlying and comparable results.
(f)	Underlying internal operating profit growth excludes the impact of foreign currency translation, pension plans and commodity contracts mark-to-market adjustments, costs related to restructuring and cost reduction activities, and if applicable, acquisitions, dispositions, and integration costs associated with the acquisition of Pringles. We believe the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Year-to-date 2014 versus 2013

	U.S.	U.S.	U.S.	N. America	North		Latin	Asia	Corp-	Consoli-
(dollars in millions)	Morning Foods	Snacks	Specialty	Other	America	Europe	America	Pacific	orate	dated
2014 net sales	$2,522	$2,645	$918	$1,111	$7,196	$2,206	$918	$746	$0	$11,066

2013 net sales	$2,657	$2,704	$932	$1,173	$7,466	$2,144	$914	$767	$0	$11,291

% change - 2014 vs. 2013:
As Reported	-5.0%	-2.2%	-1.5%	-5.3%	-3.6%	2.9%	0.5%	-2.6%	0.0%	-2.0%
Acquisitions/Divestitures	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-0.1%	0.0%	0.0%
Integration impact (a)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.4%	0.0%	0.0%
Foreign currency impact	0.0%	0.0%	0.0%	-2.6%	-0.4%	3.4%	-2.4%	-4.2%	0.0%	-0.1%
Subtotal - internal business (b)	-5.0%	-2.2%	-1.5%	-2.7%	-3.2%	-0.5%	2.9%	1.3%	0.0%	-1.9%
Volume (tonnage) (c)					-3.1%	-0.1%	-6.9%	0.4%	0.0%	-2.6%
Pricing/mix					-0.1%	-0.4%	9.8%	0.9%	0.0%	0.7%

	U.S.	U.S.	U.S.	N. America	North		Latin	Asia	Corp-	Consoli-
(dollars in millions)	Morning Foods	Snacks	Specialty	Other	America	Europe	America	Pacific	orate	dated
2014 operating profit	$389	$292	$209	$192	$1,082	$181	$145	$32	$6	$1,446

2013 operating profit	$475	$341	$210	$223	$1,249	$220	$129	$63	($84)	$1,577

% change - 2014 vs. 2013:
As Reported	-18.1%	-14.6%	-0.1%	-14.2%	-13.4%	-17.9%	12.3%	-48.6%	107.5%	-8.3%
Acquisitions/Divestitures	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	1.2%	0.0%	0.1%
Integration impact (a)	0.0%	2.9%	0.0%	0.4%	0.9%	-0.5%	0.6%	5.2%	-18.2%	1.2%
Foreign currency impact	0.0%	0.0%	0.0%	-3.0%	-0.6%	5.2%	2.0%	-3.3%	27.2%	0.4%
Mark-to-market (d)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	80.6%	5.7%
Restructuring and cost reduction activities (e)	-6.6%	-9.5%	0.2%	-4.4%	-5.8%	-25.6%	-1.5%	-26.1%	-97.7%	-10.8%

Underlying internal (f)	-11.5%	-8.0%	-0.3%	-7.2%	-7.9%	3.0%	11.2%	-25.6%	115.6%	-4.9%

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Internal net sales growth for 2014 excludes the impact of acquisitions, divestitures, integration costs and impact of foreign currency translation. Internal net sales growth is a non-GAAP financial measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within these tables.
(c)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(d)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2013 and 2012. These amounts have been recognized in the first quarter of 2014 and 2013, respectively. During the third quarter of 2014, we remeasured the benefit obligation for an impacted other nonpension postretirement plan. The remeasurement resulted in a mark-to-market loss of $7 million primarily due to a lower discount rate. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(e)	Costs incurred related primarily to the execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. The 2013 periods presented have been recast to exclude all restructuring and cost reduction activities from underlying and comparable results. Previously, only costs associated with Project K were excluded from underlying and comparable results.
(f)	Underlying internal operating profit growth excludes the impact of foreign currency translation, pension plans and commodity contracts mark-to-market adjustments, costs related to restructuring and cost reduction activities, and if applicable, acquisitions, dispositions, and integration costs associated with the acquisition of Pringles. We believe the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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Kellogg Company and Subsidiaries

Restructuring and cost reduction activities

(millions)

	Quarter ended September 27, 2014			Year-to-date period ended September 27, 2014
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2014
U.S. Morning Foods	$12	$3	$15	$36	$5	$41
U.S. Snacks	30	2	32	39	3	42
U.S. Specialty	—	1	1	1	1	2
North America Other	2	—	2	8	3	11
Europe	21	2	23	30	33	63
Latin America	1	—	1	1	5	6
Asia Pacific	11	—	11	17	5	22
Corporate	(13)	20	7	(12)	49	37

Total	$64	$28	$92	$120	$104	$224

	Quarter ended September 28, 2013			Year-to-date period ended September 28, 2013
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2013
U.S. Morning Foods	$5	$2	$7	$7	$5	$12
U.S. Snacks	2	2	4	4	6	10
U.S. Specialty	—	1	1	1	2	3
North America Other	—	—	—	—	1	1
Europe	3	3	6	3	3	6
Latin America	1	2	3	1	2	3
Asia Pacific	1	—	1	7	—	7
Corporate	—	7	7	—	7	7

Total	$12	$17	$29	$23	$26	$49

2014 Variance - better(worse) than 2013
U.S. Morning Foods	$(7)	$(1)	$(8)	$(29)	$—	$(29)
U.S. Snacks	(28)	—	(28)	(35)	3	(32)
U.S. Specialty	—	—	—	—	1	1
North America Other	(2)	—	(2)	(8)	(2)	(10)
Europe	(18)	1	(17)	(27)	(30)	(57)
Latin America	—	2	2	—	(3)	(3)
Asia Pacific	(10)	—	(10)	(10)	(5)	(15)
Corporate	13	(13)	—	12	(42)	(30)

Total	$(52)	$(11)	$(63)	$(97)	$(78)	$(175)

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Kellogg Company and Subsidiaries

Integration Costs*

(millions)

	Quarter ended September 27, 2014				Year-to-date period ended September 27, 2014
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2014
U.S. Snacks	$—	$—	$—	$—	$—	$—	$—	$—
North America Other	—	—	—	—	—	—	—	—
Europe	—	5	2	7	—	14	7	21
Latin America	—	—	—	—	—	—	—	—
Asia Pacific	—	1	—	1	—	2	1	3
Corporate	—	—	—	—	—	—	1	1

Total	$—	$6	$2	$8	$—	$16	$9	$25

	Quarter ended September 28, 2013				Year-to-date period ended September 28, 2013
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2013
U.S. Snacks	$—	$—	$—	$—	$—	$1	$10	$11
North America Other	—	—	—	—	1	—	—	1
Europe	—	3	4	7	—	7	11	18
Latin America	—	—	1	1	—	—	1	1
Asia Pacific	2	—	1	3	4	1	6	11
Corporate	—	—	1	1	—	—	6	6

Total	$2	$3	$7	$12	$5	$9	$34	$48

2014 Variance - better(worse) than 2013
U.S. Snacks	$—	$—	$—	$—	$—	$1	$10	$11
North America Other	—	—	—	—	1	—	—	1
Europe	—	(2)	2	—	—	(7)	4	(3)
Latin America	—	—	1	1	—	—	1	1
Asia Pacific	2	(1)	1	2	4	(1)	5	8
Corporate	—	—	1	1	—	—	5	5

Total	$2	$(3)	$5	$4	$5	$(7)	$25	$23

*	Integration costs are charges incurred by the Company as a direct result of the work performed for the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit

to Comparable Operating Profit

Quarter ended September 27, 2014

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$118	$67	$59	$58	$61	$50	$16	$(64)	$365
Mark-to-market (a)	—	—	—	—	—	—	—	(66)	(66)
Restructuring and cost reduction activities (b)	(15)	(32)	(1)	(2)	(23)	(1)	(11)	(7)	(92)

Underlying Operating Profit (c)	$133	$99	$60	$60	$84	$51	$27	$9	$523
Pringles integration costs	—	—	—	—	(7)	—	(1)	—	(8)

Comparable Operating Profit (d)	$133	$99	$60	$60	$91	$51	$28	$9	$531

Quarter ended September 28, 2013

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$132	$105	$70	$70	$74	$39	$25	$(11)	$504
Mark-to-market (a)	—	—	—	—	—	—	—	2	2
Restructuring and cost reduction activities (b)	(7)	(4)	(1)	—	(6)	(3)	(1)	(7)	(29)

Underlying Operating Profit (c)	$139	$109	$71	$70	$80	$42	$26	$(6)	$531
Pringles integration costs	—	—	—	—	(7)	(1)	(3)	(1)	(12)

Comparable Operating Profit (d)	$139	$109	$71	$70	$87	$43	$29	$(5)	$543

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2013 and 2012. These amounts have been recognized in the first quarter of 2014 and 2013, respectively. During the third quarter of 2014, we remeasured the benefit obligation for an impacted other nonpension postretirement plan. The remeasurement resulted in a mark-to-market loss of $7 million primarily due to a lower discount rate. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to the execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. The 2013 periods presented have been recast to exclude all restructuring and cost reduction activities from underlying and comparable results. Previously, only costs associated with Project K were excluded from underlying and comparable results.
(c)	Underlying Operating Profit excludes the impact of pension plans and commodity contracts mark-to-market adjustments and costs related to restructuring and cost reduction activities. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. Underlying operating profit for the quarters ended September 27, 2014 and September 28, 2013 includes postretirement benefit plan expense (income) of ($23) million and ($2) million, respectively.
(d)	Comparable Operating Profit is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, the impact of restructuring and cost reduction activities and the impact of integration costs related to the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit

to Comparable Operating Profit

Year-to-date period ended September 27, 2014

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$389	$292	$209	$192	$181	$145	$32	$6	$1,446
Mark-to-market (a)	—	—	—	—	—	—	—	38	38
Restructuring and cost reduction activities (b)	(41)	(42)	(2)	(11)	(63)	(6)	(22)	(37)	(224)

Underlying Operating Profit (c)	$430	$334	$211	$203	$244	$151	$54	$5	$1,632
Pringles integration costs	—	—	—	—	(21)	—	(3)	(1)	(25)

Comparable Operating Profit (d)	$430	$334	$211	$203	$265	$151	$57	$6	$1,657

Year-to-date period ended September 28, 2013

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$475	$341	$210	$223	$220	$129	$63	$(84)	$1,577
Mark-to-market (a)	—	—	—	—	—	—	—	(59)	(59)
Restructuring and cost reduction activities (b)	(12)	(10)	(3)	(1)	(6)	(3)	(7)	(7)	(49)

Underlying Operating Profit (c)	$487	$351	$213	$224	$226	$132	$70	$(18)	$1,685
Pringles integration costs	—	(11)	—	(1)	(18)	(1)	(11)	(6)	(48)

Comparable Operating Profit (d)	$487	$362	$213	$225	$244	$133	$81	$(12)	$1,733

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2013 and 2012. These amounts have been recognized in the first quarter of 2014 and 2013, respectively. During the third quarter of 2014, we remeasured the benefit obligation for an impacted other nonpension postretirement plan. The remeasurement resulted in a mark-to-market loss of $7 million primarily due to a lower discount rate. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to the execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. The 2013 periods presented have been recast to exclude all restructuring and cost reduction activities from underlying and comparable results. Previously, only costs associated with Project K were excluded from underlying and comparable results.
(c)	Underlying Operating Profit excludes the impact of pension plans and commodity contracts mark-to-market adjustments and costs related to restructuring and cost reduction activities. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. Underlying operating profit for the year-to-date period ended September 27, 2014 and September 28, 2013 includes postretirement benefit plan expense (income) of ($68) million and ($10) million, respectively.
(d)	Comparable Operating Profit is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, the impact of restructuring and cost reduction activities and the impact of integration costs related to the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported EPS to Comparable EPS

	Quarter ended		Year-to-date period ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Reported EPS	$0.62	$0.90	$2.56	$2.70
Mark-to-market(a)	(0.11)	0.00	0.08	(0.12)
Restructuring and cost reduction activities(b)	(0.19)	(0.05)	(0.45)	(0.09)
Pringles Integration costs	(0.02)	(0.02)	(0.05)	(0.09)

Comparable EPS(c)	$0.94	$0.97	$2.98	$3.00

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2013 and 2012. These amounts have been recognized in the first quarter of 2014 and 2013, respectively. During the third quarter of 2014, we remeasured the benefit obligation for an impacted other nonpension postretirement plan. The remeasurement resulted in a mark-to-market loss of $7 million primarily due to a lower discount rate. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to the execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. The 2013 periods presented have been recast to exclude all restructuring and cost reduction activities from underlying and comparable results. Previously, only costs associated with Project K were excluded from underlying and comparable results.
(c)	Comparable EPS is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, the impact of costs related to restructuring and cost reduction activities, and the impact of integration costs related to the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Effective

Tax Rate to Underlying Effective Tax Rate

	Quarter ended	Year-to-date period ended
	September 27, 2014	September 27, 2014
Reported Effective Tax Rate	27.7%	28.6%
Mark-to-market (a)	-1.3%	-0.3%
Restructuring and cost reduction activities (b)	0.5%	0.2%

Underlying Reported Effective Tax Rate (c)	28.5%	28.7%

(a)	Mark-to-market adjustments, in general, were incurred in jurisdictions with tax rates higher than our reported effective tax rate during the quarter and year-to-date period ended September 27, 2014.
(b)	Costs incurred related to the execution of restructuring and cost reduction activities, in general, were incurred in jurisdictions with tax rates lower than our effective tax rate during the quarter and year-to-date period ended September 27, 2014.
(c)	Underlying reported effective tax rate is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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